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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                Ecom Corporation
                                ----------------
             (Exact name of Registrant as specified in its charter)

                                     0-26701
                               -------------------
                               Commission File No.

           Nevada                                          88-0406874
-------------------------------                ---------------------------------
(State or other jurisdiction of                (I.R.S. Employer incorporation or
organization)                                        Identification No.)

                 294 Valley Road, Middletown, Rhode Island 02842
                 -----------------------------------------------
                    (Address of Principal Executive Offices)

            Consulting Agreement for Patrick Probst and Spiro Spirou
            --------------------------------------------------------
                              (full title of plan)

                       Corporation Trust Company of Nevada
                     6100 NEIL ROAD #500, Reno, Nevada 89511
                     ---------------------------------------
                     (Name and Address of Agent for service)

                                 (775) 688-3061
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATON FEE
--------------------------------------------------------------------------------
|  TITLE OF       | AMOUNT TO BE   |   PROPOSED     |  PROPOSED  | REGISTRATION|
|SECURITIES TO    | REGISTERED(1)  |    MAXIMUM     |  AGGREGATE |      FEE    |
|BE REGISTERED    |                | OFFERING PRICE |    PRICE   |             |
|                 |                |  PER SHARE(2)  |            |             |
--------------------------------------------------------------------------------
|Common stock,    |   1,750,000    |  .01           |   $10,000  |    $0.92    |
|$.0001 par value |                |                |            |             |
--------------------------------------------------------------------------------


         (1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of securities to be offered as a result of any adjustment from stock splits, stock dividends or similar events.

         (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, promulgated under the Securities Act of 1933, as amended, and based upon the average of the high and low sales price of the Issuer's common stock on March 10, 2003

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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference into this Registration Statement:

         1.The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2001, as filed with the Securities and Exchange Commission (the "Commission");
         2.The Registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 2002, as filed with the Securities and Exchange Commission;
         3.The Registrant's Quarterly Report on Form 10-QSB for the period ended June 30, 2002, as filed with the Securities and Exchange Commission;
         4. The Registrant's Quarterly Report on Form 10-QSB for the period ended September 30, 2002 as filed with the Securities and Exchange Commission.
         5. Rhe Registrant's Form 8-K dated May 28, 2002 as filed with the Securities and Exchange Commission.

ITEM 4. DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under the Nevada Corporation Law to indemnify its directors and officers to the extent provided for in such law.

         The Registrant's Certificate of Incorporation and By-Laws provide that the Registrant may insure, shall indemnify and shall advance expenses on behalf of its directors to the fullest extent not prohibited by law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

         99.1     Opinion of Kogan and Associates, Attorneys at Law;
         99.2     Consent of Brad Beckstread, CPA
         99.2     Consulting Agreement with Patrick Probst and Spiro Spirou

ITEM 9. UNDERTAKINGS


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         The undersigned Registrant hereby undertakes:

         1.To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act; (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs 1(a) and 1(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by the such director, officer or controlling person in connection with the securities being


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registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 22, 2002.



                                                     Ecom Corporation.

                                                     By:/s/Rounsevelle Schaum
                                                     ------------------------
                                                     President, CEO, Director

         Pursuant to the Requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                           Title
---------                                           -----
/s/Salvatore Liga                                   Director
/s/Rounesevelle Schaum                              President, CEO, Director